UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2005

LUXEMBURG BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	0-22471	39-1457904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Main Street Luxemburg, Wisconsin	54217
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (920) 845-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 11, 2005, the bank subsidiary of Luxemburg Bancshares, Inc. entered into written amendments to the Amended and Restated Director Deferred Fee Agreements with each of its outside directors: Raymond J. Balza, Lois M. Hoida, Thomas Rueckl, Donald Pritzl, Ronald Ledvina, Stephen L. Seidl and Peter J. Thillman.  Under the amendments, deferrals of director fees are permitted until December 31, 2004.  All deferrals after this date are made pursuant to the 2005 Director Deferred Fee Agreement, which was filed with the Commission on a Form 8-K Current Report on January 5, 2005.  In addition, the amendment eliminated a “projected benefit” for directors in the event of a director’s death before reaching age 75, as the 2005 Director Deferred Fee Agreement already provides this same benefit.  The form of First Amendment to the Bank of Luxemburg Amended and Restated Director Deferred Fee Agreement is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

Exhibit No.	Description

10.1	Form of First Amendment to the Bank of Luxemburg Amended and Restated Director Deferred Fee Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 13, 2005

LUXEMBURG BANCSHARES, INC.

By:  /s/ John A. Slatky

John A. Slatky

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of First Amendment to the Amended and Restated Director Deferred Fee Agreement